UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 23, 2024
CRANE NXT, CO.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

Delaware	1-1657		88-0706021
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

950 Winter Street 4th Floor North	Waltham	MA	02451
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: 781-755-6868
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	CXT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 23, 2024, Crane NXT, Co. (the "Company") held its 2024 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, the stockholders cast their votes on three proposals as follows:

Proposal 1
The following nine Directors were elected to serve until the 2025 Annual Meeting of Stockholders:

Director Nominee	For	Against	Abstain	Broker non-votes
Michael Dinkins	48,251,483	2,709,138	39,697	2,337,168
William Grogan	50,451,743	452,521	96,054	2,337,168
Sandra Joyce	50,516,139	389,205	94,974	2,337,168
Cristen Kogl	50,351,756	551,766	96,796	2,337,168
Ellen McClain	49,778,701	1,181,235	40,382	2,337,168
David D. Petratis	50,502,950	399,079	98,289	2,337,168
Aaron W. Saak	50,481,510	479,307	39,501	2,337,168
John S. Stroup	50,389,622	572,879	37,817	2,337,168
James L. L. Tullis	47,949,581	2,997,314	53,423	2,337,168

Proposal 2
The stockholders ratified the selection of Deloitte & Touche LLP as independent auditors for the Company for 2024.

For	Against	Abstain	Broker non-votes
53,201,326	56,618	79,542	0

Proposal 3
The stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 11, 2024.

For	Against	Abstain	Broker non-votes
49,109,687	1,547,504	343,127	2,337,168

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE NXT, CO.

May 30, 2024

	By:	/s/ Paul G. Igoe
Paul G. Igoe
Senior Vice President, General
Counsel and Secretary

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